UNITED STATES
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SCOPUS BIOPHARMA INC.

(Exact Name of Registrant as Specified in Its Charter)

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Scopus BioPharma to Adjourn 2021 Annual Meeting of Stockholders

New York, New York, September 28, 2021 – Scopus BioPharma Inc. (Nasdaq: “SCPS”), a clinical-stage biopharmaceutical company developing transformational therapeutics for serious diseases with significant unmet medical need, announced today that, pursuant to a stipulation with Morris C. Laster, M.D. in connection with pending claims brought by Dr. Laster in the Delaware Court of Chancery, the company intends to convene, and then immediately adjourn, the company’s scheduled October 8, 2021 Annual Meeting of Stockholders (the “Annual Meeting”) such that the Annual Meeting will be held and the vote on the items of business to be considered at the Annual Meeting will be taken no earlier than 14 days after a decision on the merits or a final settlement between the parties. The company and Dr. Laster intend to conduct discussions in an effort to seek to resolve the disputes between the parties and have also agreed to an expedited timeline for resolving the Delaware court action.

No business will be conducted at the October 8, 2021 Annual Meeting other than to adjourn the Annual Meeting to a later date. The company will announce the date on which the adjourned Annual Meeting will be reconvened at the October 8, 2021 Annual Meeting. The record date for the Annual Meeting will remain August 16, 2021.

The WHITE proxy card included with the company’s previously distributed proxy materials will not be updated to reflect the adjournment and may continue to be used to vote your shares in favor of the director nominees recommended by the company’s board of directors (the “Board”) and in accordance with the Board’s recommendation on the other proposal. Stockholders who have already voted and do not wish to change their vote do not need to vote again.

The company intends to keep its stockholders apprised of any further updates relating to the Annual Meeting as they become available and will file supplemental proxy materials with the U.S. Securities and Exchange Commission in the near future.

About Scopus BioPharma

Scopus BioPharma Inc., both directly and through subsidiaries, is a clinical-stage biopharmaceutical company developing transformational therapeutics for serious diseases with significant unmet medical need. The company’s lead drug candidate is a novel, targeted immuno-oncology RNA therapy for the treatment of multiple cancers. This drug candidate is highly distinctive, encompassing both RNA therapy and immunotherapy by synthetically linking siRNA to an oligonucleotide TLR9 agonist, creating the potential for targeted gene silencing with simultaneous TLR stimulation and immune activation in the tumor microenvironment. Additional STAT3-targeting immunotherapy drug candidates include bifunctional antisense and DNA-binding inhibition therapies. In addition, the company is developing additional drug candidates that target the endocannabinoid system, including MRI-1867 for the treatment systemic sclerosis. The company also seeks to identify additional compelling technologies for potential acquisition, in-licensing and/or other similar transactions. Receive updates by following Scopus BioPharma on Twitter here (https://twitter.com/ScopusSCPS).

Forward-Looking Statements

This press release may include forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks (including those set forth in the company’s Form 10-K for the fiscal year ended December 31, 2020, as amended, filed with the U.S. Securities and Exchange Commission (“SEC”)) and uncertainties which could cause actual results to differ from the forward-looking statements. The company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based. Investors should realize that if our underlying assumptions for the projections contained herein prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. Further, there can be no assurance that the company will identify and/or consummate any transaction relating to any additional technologies.

Contacts

Rodd Leeds/David Waldman

Crescendo Communications, LLC

Tel: (212) 671-1020

Email: SCPS@crescendo-ir.com

Hugh Burns/Delia Cannan/Nicholas Leasure

Reevemark

Tel: (212) 433-4600

Email: scopus@reevemark.com